UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THESECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 27, 2016

HANCOCK HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Mississippi (State or other jurisdiction of incorporation)	001-36872 (Commission File Number)	64-0693170 (I.R.S. Employer Identification No.)

One Hancock Plaza 2510 14th Street Gulfport, Mississippi (Address of principal executive offices)	39501 (Zip Code)

(228) 868-4000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 27, 2016, the Boards of Directors (the "Boards") of Hancock Holding Company (the "Company") and its wholly-owned subsidiary, Whitney Bank, increased the size of the Boards from thirteen to sixteen and appointed Dean Liollio, Joanie Teofilo, and Richard Wilkins (the "New Directors") to each of the Boards. The Boards have not yet determined to which committees the New Directors will be promoted. The New Directors will stand for election at the Company's 2017 annual meeting of shareholders.

Mr. Liollio has, since 2008, been the President of PAA Natural Gas Storage, LLC, the Houston, Texas-based natural gas storage business for Plains All American Pipeline, a $23 billion Houston-based, publicly-traded master limited partnership that owns and operates midstream energy infrastructure and provides logistics services for crude oil, natural gas liquids, natural gas, and refined products on a nationwide basis. He previously served for two years as President, Chief Executive Officer, and Energy South, Inc., a publicly traded natural gas storage and utility business, headquartered in Mobile, Alabama. Mr. Liollio holds a BS in Industrial Engineering from Texas A&M University. His substantial knowledge and experience of natural gas storage operations includes the Gulf Coast markets of Texas, Louisiana, Mississippi, Alabama and Florida. He brings valuable public company experience and has served on two public company boards as part of his executive function.

Ms. Teofilo is the President and CEO of The Energy Authority, the nation's largest nonprofit organization owned by public power utilities. The Energy Authority provides strategic energy solutions to publically-owned power entities nationwide. Ms. Teofilo was a member of the company's founding launch team in 1997, and has served as Director of Risk Management and Financial Trading, Chief Risk Officer, and assumed her current role in 2010. She previously worked as a project engineer in construction management at Santee Cooper, the largest public power utility in South Carolina, and as a mechanical engineer at the American Samoa Power Authority. Ms. Teofilo earned her BA in Mechanical Engineering and her BS in Government and International Relations from The University of Notre Dame and her MBA from The Moore School of Business at the University of South Carolina.

Mr. Wilkins is an Attorney and Shareholder at the law firm of Maynard Cooper & Gale, P.C., in Mobile, Alabama, where he focuses his practice on commercial litigation, commercial transactions, banking, insurance coverage, admiralty, real estate, and creditors' rights/bankruptcy. Mr. Wilkins joined the firm following its acquisition of his previous firm, Vickers, Riis, Murray and Curran in 2015. Prior to joining Vickers, Riis, he served as a law clerk for the Honorable William Brevard Hand, Chief Judge of the United States District Court for the Southern District of Alabama. He received his BS and JD from The University of Alabama. Mr. Wilkins brings knowledge about the Company and Bank operations having served on the bank's market advisory board since 2014 and as a director of Hancock Bank of Alabama from 2007 to 2014. Mr. Wilkins is heavily involved in south Alabama's business and civic community and serves on a number of boards and task forces dedicated to economic growth and development of the region.

None of the New Directors were selected for their positions pursuant to any arrangement or understanding between them and any other person. There are no related party transactions (as defined in Item 404(a) of Regulation S-K) between the Company and the New Directors.

On October 28, 2016, the Company issued a press release announcing the appointment of the New Directors to the Boards. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
Exhibit Number	Description
99.1	Press Release dated October 28, 2016 announcing the appointment of Dean Liollio, Joanie Teofilo and Richard Wilkins as Directors of the Company and Whitney Bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANCOCK HOLDING COMPANY

October 28, 2016	By:	/s/ Michael M. Achary
Michael M. Achary
Chief Financial Officer